Exhibit 107

Calculation of Filing Fee Table

FORM S-3

(Form Type)

Sharps Technology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be paid	Equity	Common Stock	Rule 457(o)							-
Fees to be paid	Equity	Preferred Stock	Rule 457(o)							-
Fees to be paid	Other	Purchase Contracts	Rule 457(o)							-
Fees to be paid	Other	Warrants(4)	Rule 457(o)							-
Fees to be paid	Other	Subscription Rights(5)	Rule 457(o)							-
Fees to be paid	Other	Depositary Shares	Rule 457(o)							-
Fees to be paid	Debt	Debt Securities(3)	Rule 457(o)							-
Fees to be paid	Other	Units(6)	Rule 457(o)							-

Fees to be Paid	Unallocated (Universal) Shelf	-	Rule 457(o)	$1,000,000,000	(1)		$1,000,000,000	(2)	$0.0001531	$153,100
Fees Previously Paid	-	-	-	-		-	-		-	-
	Total Offering Amounts						$1,000,000,000			$153,100
	Total Fees Previously Paid									-
	Total Fee Offsets									$-
	Net Fee Due									$153,100

(1)	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by the Registrant at indeterminate prices which shall have an aggregate initial offering price not to exceed $1,000,000,000. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $1,000,000,000, less the aggregate dollar amount of all securities previously issued hereunder.
(2)	The proposed maximum offering price per security for the primary offering will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	Debt securities may be senior or subordinated, convertible or non-convertible and secured or un secured.
(4)	Warrants may represent rights to purchase debt securities, common stock, preferred stock or other securities registered hereunder.
(5)	Subscription rights evidence rights to purchase any securities of the Registrant registered under this registration statement.
(6)	Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.